PARTNERS FIRST CREDIT CARD MASTER TRUST

                  PARTNERS FIRST RECEIVABLES FUNDING, LLC
                                (Transferor)

                        PARTNERS FIRST HOLDINGS, LLC
                                 (Servicer)

                           UNDERWRITING AGREEMENT
                              (Standard Terms)

                                                              June 22, 1998

Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
World Financial Center, North Tower
250 Vesey Street
New York, New York  10281

As Representative of the Several Underwriters

Ladies and Gentlemen:

              Partners First Receivables Funding, LLC, a Delaware limited liability company (the "Company"), proposes to cause the Partners First Credit Card Master Trust (the "Trust") to issue the Asset Backed Securities designated in the applicable Terms Agreement (as hereinafter defined) (the "Securities"). The Securities will be issued pursuant to an Amended and Restated Pooling and Servicing Agreement dated as of June 26, 1998 (the "Pooling and Servicing Agreement"), among the Company, as transferor (in such capacity, the "Transferor"), Partners First Holdings, LLC, a Delaware limited liability company ("Holdings"), as servicer (in such capacity, the "Servicer"), and The Bank of New York, as trustee (in such capacity, the "Trustee"), as supplemented by the applicable Series Supplement, having the date stated in the applicable Terms Agreement, among the Transferor, the Servicer and the Trustee (the "Supplement"). The Company is a wholly owned subsidiary of Partners First Receivables, LLC ("PFR") and PFR is a wholly owned subsidiary of Holdings. The Company, PFR and Holdings are referred to collectively herein as the "Partners First Entities."

              The assets of the Trust will include, among other things, Receivables (as hereinafter defined) transferred by BankBoston (NH), National Association and Harris Trust and Savings Bank to PFR and, in turn, transferred by PFR to the Company and subsequently transferred by the Company to the Trust pursuant to the Pooling and Servicing Agreement. The Series of Securities designated in the applicable Terms Agreement will be sold in a public offering through the underwriters listed on Schedule I to the applicable Terms Agreement, one or more of which may act as representative of such underwriters (any underwriter through which Securities are sold shall be referred to herein as an "Underwriter" or, collectively, all such Underwriters may be referred to as the "Underwriters"; and you and any other representative of the Underwriters may be referred to herein as a "Representative"). Securities of any Series sold to the Underwriters shall be sold pursuant to a Terms Agreement by and among the Transferor, the Servicer and the Underwriters, a form of which is attached hereto as Exhibit A (a "Terms Agreement"), which incorporates by reference this Underwriting Agreement (this "Agreement"). The term "applicable Terms Agreement" means the Terms Agreement among the Transferor, the Servicer and the Underwriters, executed in connection with the sale to the Underwriters of a particular Series of Securities.

              Any Series of Securities sold pursuant to any Terms Agreement may include the benefits of a letter of credit, cash collateral guaranty or account, collateral interest, surety bond, insurance policy, spread account, reserve account, yield supplement account or other similar arrangement for the benefit of the Securityholders of such Series (a "Credit Enhancement"). With respect to any such Credit Enhancement, the Company or Holdings, or both, may enter into an agreement (the "Credit Enhancement Agreement") with the provider of the Credit Enhancement (the "Credit Enhancement Provider").

              Each Security will represent a specified percentage undivided interest in the Trust. The assets of the Trust include, among other things, certain amounts due on a portfolio of MasterCard(R) and VISA(R) revolving credit card accounts (the "Receivables"), and the benefit of the Credit Enhancement, if any.

              To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Pooling and Servicing Agreement. Unless otherwise stated herein or in the applicable Terms Agreement, as the context otherwise requires or if such term is otherwise defined in the Pooling and Servicing Agreement, each capitalized term used or defined herein or in the applicable Terms Agreement shall relate only to the Series of Securities designated in the applicable Terms Agreement and no other Series of Asset Backed Securities issued by the Trust.

              Whenever the Company determines to make an offering of Securities, the Company and Holdings will enter into a Terms Agreement providing for the sale of the applicable Securities to, and the purchase and offering thereof by, the Underwriters. The Terms Agreement relating to the Securities shall specify the type of Securities to be issued, the names of the Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof), the amount of Securities which each such Underwriter severally agrees to purchase, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the time and place of delivery and payment and other specific terms. The Terms Agreement may take the form of an exchange of any standard form of written telecommunication between the Underwriters and the Company. Each offering of Securities will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the Company, Holdings and each Underwriter participating in the offering of such Securities.

              Section 1. Representations and Warranties. (a) Each of the Company and Holdings, only as to itself and not jointly, represents and warrants to, and agrees with, each Underwriter that:

          (i) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1933 Act"), a registration statement on Form S-3 (having the registration number stated in the applicable Terms Agreement), including a form of prospectus, relating to the Securities. Such registration statement, as amended at the time it was declared effective by the Commission, including all material incorporated by reference therein, and all information contained in any Additional Registration Statement (as hereinafter defined) and deemed to be part of such registration statement as of the time such Additional Registration Statement (if any), was declared effective by the Commission pursuant to the General Instructions of the Form on which it was filed and, including all information (if any) deemed to be a part of such registration statement as of the time it was declared effective by the Commission pursuant to Rule 430A(b) ("Rule 430A(b)") under the 1933 Act (such registration statement, the "Initial Registration Statement"), has been declared effective by the Commission. If any posteffective amendment has been filed with respect to the Initial Registration Statement prior to the execution and delivery of the applicable Terms Agreement, the most recent such amendment has been declared effective by the Commission. If (i) an additional registration statement, including the contents of the Initial Registration Statement incorporated by reference therein and including all information (if any) deemed to be a part of such additional registration statement pursuant to Rule 430A(b) (the "Additional Registration Statement") relating to the Securities, has been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the 1933 Act and, if so filed, has become effective upon filing pursuant to Rule 462(b), then the Securities have been duly registered under the 1933 Act pursuant to the Initial Registration Statement and such Additional Registration Statement or (ii) an Additional Registration Statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to Rule 462(b), then upon such filing the Securities will have been duly registered under the 1933 Act pursuant to the Initial Registration Statement and such Additional Registration Statement. If the Company does not propose to amend the Initial Registration Statement or if an Additional Registration Statement has been filed and the Company does not propose to amend it and if any posteffective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of the applicable Terms Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) under the 1933 Act or, in the case of any Additional Registration Statement, Rule 462(b). The Initial Registration Statement and any Additional Registration Statement are hereinafter referred to collectively as the "Registration Statements" and individually as a "Registration Statement." Copies of the Registration Statements, together with any posteffective amendments, have been furnished to the Underwriters. Holdings proposes to file with the Commission pursuant to Rule 424 ("Rule 424") under the 1933 Act a supplement (the "Prospectus Supplement") to the form of prospectus included in a Registration Statement (such prospectus, in the form it appears in a Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424, is hereinafter referred to as the "Basic Prospectus") relating to the Securities and the plan of distribution thereof. The Basic Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto, are hereinafter referred to collectively as the "Final Prospectus." Except to the extent that the Representative shall agree to a modification, the Final Prospectus shall be in all substantial respects in the form furnished to the Underwriters prior to the execution of the relevant Terms Agreement, or to the extent not completed at such time, shall contain only such material changes as the Company has advised the Representative, prior to such time, will be included therein.

          (ii) The Initial Registration Statement, including such amendments thereto as may have been required on the date of the applicable Terms Agreement, and the Additional Registration Statement (if any), relating to the Securities, have been filed with the Commission and such Initial Registration Statement, as amended, and the Additional Registration Statement (if any) have become effective. No stop order suspending the effectiveness of the Initial Registration Statement or the Additional Registration Statement (if any) has been issued and no proceeding for that purpose has been instituted or, to the knowledge of any of the Partners First Entities, threatened by the Commission.

          (iii) The Initial Registration Statement conforms, and any amendments or supplements thereto and the Final Prospectus will conform, in all material respects to the requirements of the 1933 Act, and do not and will not, as of the applicable effective date as to the Initial Registration Statement and any amendment thereto, as of the applicable filing date as to the Final Prospectus and any supplement thereto, and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Additional Registration Statement (if any) and the Initial Registration Statement conform in all material respects to the requirements of the 1933 Act, and do not and will not, as of the applicable effective date as to the Additional Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or Holdings, as applicable, by or on behalf of an Underwriter specifically for use in connection with the preparation of a Registration Statement and the Final Prospectus.

          (iv) Holdings is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Final Prospectus, and is duly qualified as a foreign limited liability company and duly authorized to transact business and is in good standing under the laws of each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of Holdings.

          (v) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Final Prospectus, and is duly qualified as a foreign limited liability company and duly authorized to transact business and is in good standing under the laws of each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company.

          (vi) This Agreement has been duly authorized, executed and delivered by the Company and Holdings; and upon execution and delivery of each Terms Agreement by the Company and Holdings, such Terms Agreement shall have been duly authorized, executed and delivered by the Company and Holdings.

          (vii) As of the Closing Date (as defined in Section 2(b) hereof), the representations and warranties of the Company, as Transferor, or Holdings, as Servicer, as applicable, in the Pooling and Servicing Agreement and the Supplement will be true and correct in all material respects.

          (viii) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered under the Investment Company Act of 1940, as amended.

          (ix) The Securities have been duly authorized, and, when issued and delivered pursuant to the Pooling and Servicing Agreement and the Supplement, duly authenticated by the Trustee and paid for by the Underwriters in accordance with the terms of this Agreement and the applicable Terms Agreement, will be duly and validly executed, issued and delivered and entitled to the benefits provided by the Pooling and Servicing Agreement and the Supplement; each of the Pooling and Servicing Agreement and the Supplement have been duly authorized by each of the Company and Holdings and, when executed and delivered by the Company, as Transferor, and Holdings, as Servicer, each of the Pooling and Servicing Agreement and the Supplement will (assuming due execution and delivery by the Trustee) constitute a valid and binding agreement of the Company or Holdings, as applicable; the Securities, the Pooling and Servicing Agreement and the Supplement conform to the descriptions thereof in the Final Prospectus in all material respects; and, if applicable, the Credit Enhancement Agreement has been duly authorized, and when executed and delivered by the Trustee and Credit Enhancement Provider, the Credit Enhancement Agreement will constitute a valid and binding agreement of the Company and Holdings, as applicable.

          (x) Each authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act and the securities or blue sky laws of the various states), which is required for (A) the valid authorization, issuance, sale and delivery of the Securities or (B) the execution, delivery or performance of this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement, the Supplement or the Credit Enhancement Agreement by the Company or Holdings, as applicable, has been received.

          (xi) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required to be obtained or made by the Company or Holdings, as applicable, for the consummation of the transactions contemplated by this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement or the Supplement, except such as have been obtained and made under the 1933 Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the Trust's interest in the Receivables.

          (xii) The Company and Holdings, as applicable, are not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company or Holdings, as applicable. The execution and delivery of this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement, the Supplement and the Credit Enhancement Agreement by the Company or Holdings, as applicable, the issuance and delivery of the Securities, the consummation by the Company or Holdings, as applicable, of the transactions contemplated in this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement, the Supplement and the Registration Statement, and compliance by the Company or Holdings with the terms of this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement, the Supplement and the Credit Enhancement Agreement have been duly authorized by all necessary corporate action on the part of the Company or Holdings, as applicable, and do not and will not result in any violation of the charter or bylaws of the Company or Holdings, as applicable, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or Holdings, as applicable, under
     (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or Holdings, as applicable, is a party or by which it may be bound or to which any of its properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or Holdings, as applicable, or any of their respective properties except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company or Holdings, as applicable.

          (xiii) Except as disclosed in the Final Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company or Holdings, as applicable, threatened against or affecting the Company or Holdings, as applicable, that is required to be disclosed in the Final Prospectus or that, in the final outcome, could, in the judgment of the Company or Holdings, as applicable, result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company or Holdings, as applicable, or that could materially and adversely affect the properties or assets of the Company or Holdings, as applicable, or that could adversely affect the consummation of the transactions contemplated in this Agreement; the aggregate liability or loss, if any, resulting from the final outcome of all pending legal or governmental proceedings to which the Company or Holdings, as applicable, is a party or which affect any of its respective properties that are not described in the Final Prospectus, including ordinary routine litigation incidental to its business, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company or Holdings, as applicable.

          (xiv) Since the respective dates as of which information is given in the Final Prospectus, except as otherwise stated therein, there has not been (A) any material adverse change in the condition (financial or otherwise) or in earnings, business affairs or business prospects of the Company or Holdings, as applicable, or (B) any transaction entered into by the Trust, the Company or Holdings, other than in the ordinary course of business, that is material to the Trust or the Securityholders.

          (xv) Neither the Company nor Holdings nor any of their respective affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

              (b) Any certificate signed by any duly authorized officer of the Company or Holdings, as applicable, and delivered to a Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or Holdings, as applicable, to each Underwriter as to the matters covered thereby.

              Section 2. Purchase and Sale. (a) The several commitments of the Underwriters to purchase Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth. It is understood that the several Underwriters propose to offer the Securities for sale to the public, which may include selected dealers, as set forth in the Final Prospectus.

              (b) Unless otherwise provided in the applicable Terms Agreement, payment for Securities shall be made to the Company or to its order by wire transfer of same day funds at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in New York, New York at 10:00 A.M., New York City time, on the Closing Date specified in the Terms Agreement, or at such other time on the same or such other date as the Representative and the Company may agree upon. The time and date of such payment for the Securities as specified in the applicable Terms Agreement are referred to herein as the "Closing Date."

              (c) Unless otherwise provided in the applicable Terms Agreement, payment for the Securities shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Securities registered in the name of Cede & Co. as nominee of The Depository Trust Company and in such denominations as the Representative shall request in writing not later than two full Business Days (as hereinafter defined) prior to the Closing Date. The Company shall make the Securities available for inspection by the Representative in New York, New York not later than one full Business Day prior to the Closing Date. As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

              Section 3. Certain Covenants of the Company. The Company covenants with each Underwriter as follows:

                           (a) If reasonably requested by you in connection with the offering of the Securities, the Company will prepare a preliminary prospectus supplement containing such information concerning the Securities as you and the Company deem appropriate, and immediately following the execution of the Terms Agreement, the Company will prepare a Prospectus Supplement that complies with the 1933 Act and that sets forth the number or principal amount of Securities covered thereby, the names of the Underwriters participating in the offering and the number or principal amount of Securities which each Underwriter severally has agreed to purchase, the name of each Underwriter, if any, acting as representative in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, and such other information concerning the Securities as you and the Company deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriters named therein as many copies of any preliminary prospectus supplement, the Basic Prospectus and the Prospectus Supplement as you shall reasonably request. In addition, to the extent that any Underwriter (i) has provided to the Company Collateral Term Sheets or Series Term Sheets (each as defined below) that such Underwriter has provided to a prospective investor, the Company will file such Collateral Term Sheets or Series Term Sheets as an exhibit to a report on Form 8-K within two Business Days of its receipt thereof, or (ii) has provided to the Company Structural Term Sheets or Computational Materials (each as defined below) that such Underwriter has provided to a prospective investor, the Company will file or cause to be filed with the Commission a report on Form 8-K containing such Structural Term Sheet and Computational Materials, as soon as reasonably practicable after the date of this Agreement, but in any event, not later than the date on which the Final Prospectus is filed with the Commission pursuant to Rule 424.

                           (b) If at any time when the Final Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement the Final Prospectus in order that the Final Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend any Registration Statement or amend or supplement the Final Prospectus in order to comply with the requirements of the 1933 Act, the Company will promptly prepare and file with the Commission, subject to Section 3(d), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Final Prospectus comply with such requirements.

                           (c) During the period when the Final Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities or during the entire period that any Class of Securities is outstanding which were expected to be publicly offered securities for purposes of ERISA, the Company will, subject to Section 3(d), file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

                           (d) During the period between the date of the applicable Terms Agreement and the Closing Date, the Company will inform you of its intention to file any amendment to any Registration Statement, any supplement to the Final Prospectus or any document that would as a result thereof be incorporated by reference in the Final Prospectus, will furnish you with copies of any such amendment, supplement or other document and will not file any such amendment, supplement or other document in a form to which you or your counsel shall reasonably object.

                           (e) During the period when the Final Prospectus is required by the 1933 Act to be delivered in connection with the sales of the Securities, the Company will notify you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to any Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Final Prospectus or any document that would as a result thereof be incorporated by reference in the Final Prospectus, (iii) of the receipt of any comments from the Commission with respect to any Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to any Registration Statement or any supplement to the Final Prospectus or for additional information relating thereto or to any document incorporated by reference in the Final Prospectus and (v) of the issuance by the Commission of any stop order suspending any effectiveness of any Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

                           (f) The Company will furnish to the
         Representative, without charge, two copies of each Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith and copies of all consents and certificates of experts as you may reasonably request, and has furnished or will furnish to you, for each other Underwriter, one copy of each Registration Statement as originally filed and of each amendment thereto.

                           (g) The Company will cause the Trust to make generally available to Securityholders and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the effective date of the Initial Registration Statement (or, if later, the effective date of the Additional Registration Statement), which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 of the Commission promulgated thereunder.

                           (h) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Terms Agreement applicable to such Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as provided above.

                           (i) To the extent, if any, that the rating provided with respect to the Securities by the rating agency or agencies that initially rate the Securities is conditional upon the furnishing of documents or the taking of any other actions by the Company or Holdings, the Company or Holdings, as applicable, shall furnish such documents and take any such other actions.

                           (j) For a period from the date of this Agreement until the retirement of the Securities, or until such time as the Underwriters shall cease to maintain a secondary market in the Securities, whichever first occurs, Holdings will deliver to the Underwriters (i) the annual Servicer's Certificate, (ii) the annual independent certified public accountants' reports furnished to the Trustee, (iii) all documents required to be distributed to Securityholders of the Trust and (iv) all documents filed with the Commission pursuant to the 1934 Act or any order of the Commission thereunder, in each case as provided to the Trustee or filed with the Commission, as soon as such statements and reports are furnished to the Trustee or filed or, if an affiliate of the Company is not the Servicer, as soon thereafter as practicable.

                           (k) Between the date of the applicable Terms
         Agreement and the Closing Date or such other date as is set forth in such Terms Agreement, the Company will not, without your prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, the Securities set forth in such Terms Agreement or any similar securities, other than as set forth in such Terms Agreement.

              Section 4. Payment of Expenses; Reimbursement. Each of the Company and Holdings, only as to itself and not jointly, covenants and agrees with the Underwriters that they will:

                           (a) pay or cause to be paid all expenses and costs incident to the performance of its obligations under this Agreement and any applicable Terms Agreement, including without limitation: (i) the costs of preparing, printing, filing and reproducing each Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectus, any preliminary prospectus supplement and the Final Prospectus and any amendments or supplements thereto (including the cost of furnishing copies thereof to the Underwriters), (ii) the costs of preparing, printing and distributing this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement, the Supplement and the Credit Enhancement Agreement, (iii) the costs of printing, issuing and delivering the Securities to the Underwriters, (iv) the fees and disbursements of counsel for the Company and Holdings, as applicable, and any accountants, (v) the reasonable expenses and costs (not to exceed the amount specified in the applicable Terms Agreement) incurred in connection with "blue sky" qualification of the Securities for sale in those states designated by the Underwriters, including filing fees and reasonable fees and disbursements of counsel for the Underwriters in such connection and in connection with any "blue sky" survey or memoranda, (vi) any fees charged by any of the rating agencies for rating any of the Securities, and (vii) any fees and expenses incurred in connection with the listing of the applicable Securities on one or more domestic or foreign stock exchanges (it being understood that, except as specified in this Section 4 and in Sections 7 and 8 hereof, the Underwriters will pay all their own costs and expenses, including the cost of printing any Agreement among Underwriters, the fees of counsel to any Underwriter, transfer taxes on resale of any Securities by them and advertising expenses connected with any offers that they may make); and

                           (b) reimburse the Underwriters named in the applicable Terms Agreement for all of their out of pocket expenses, including the reasonable fees and disbursements of counsel for such Underwriters, if such Terms Agreement is terminated by you in accordance with the provisions of Section 6 hereof.

              Notwithstanding the foregoing, the Underwriters may agree to reimburse the Company or Holdings, as applicable, for certain expenses incurred in connection with the issuance and distribution of the Securities of any Series if so specified in the applicable Terms Agreement.

              Section 5. Representations and Warranties of the
Underwriters. Each Underwriter severally represents, warrants, covenants and agrees with the Company or Holdings, as applicable, that:

                           (a) It either (A) has not provided any potential investor with a Collateral Term Sheet (that is required to be filed with the Commission within two business days of first use under the Terms of the Public Securities Association Letter as described below), or (B) has, substantially contemporaneously with its first delivery of such Collateral Term Sheet to a potential investor, delivered such Collateral Term Sheet to the Company, which Collateral Term Sheet, if any, is attached to this Agreement as Exhibit B.

                           (b) It either (A) has not provided any potential investor with a Structural Term Sheet or Computational Materials, or (B) has provided any such Structural Term Sheet or Computational Materials to the Company, which Structural Term Sheets and Computational Materials, if any, are attached to this Agreement as Exhibit C.

                           (c) It either (A) has not provided any potential investor with a Series Term Sheet or (B) has provided any Series Term Sheet to the Company, which Series Term Sheets, if any, are attached to this Agreement as Exhibit D.

                           (d) Each Collateral Term Sheet bears a legend indicating that the information contained therein will be superseded by the description of the collateral contained in the Prospectus Supplement and, except in the case of the initial Collateral Term Sheet, that such information supersedes the information in all prior Collateral Term Sheets.

                           (e) Each Structural Term Sheet and Series Term Sheet and all Computational Materials bear a legend substantially as follows (or in such other form as may be agreed prior to the date of this Agreement):

                  This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Information contained herein is confidential and provided for information only, does not purport to be complete and should not be relied upon in connection with any decision to purchase the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions including, with respect to any description of the securities or the underlying assets, the information contained in the final Prospectus and accompanying Prospectus Supplement. Offers to sell and solicitations of offers to buy the securities are made only by the final Prospectus and the related Prospectus Supplement.

                           (f) It has not, and will not, without the prior written consent of the Company, provide any Collateral Term Sheets, Structural Term Sheets, Series Term Sheets or Computational Materials, other than any referred to in clauses
         (a), (b), or (c) above, to any investor after the date of this Agreement.

                           (g) It has only issued or passed on and shall only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements)(Exemptions) Order 1996 or who is a person to whom the document may otherwise lawfully be issued or passed on, it has complied and shall comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom and if that Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and shall only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations
         1991) to any person in the United Kingdom the scheme described in the Prospectus if that person is of a kind described either in
         Section 76(2) of the Financial Services Act 1986 or in Regulation
         1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

                           For purposes of this Agreement, "Collateral Term Sheets" and "Structural Term Sheets" shall have the respective meanings assigned to them in the February 13, 1995 letter of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the SEC staff's response thereto, were publicly available February 17, 1995). The term "Collateral Term Sheet" as used herein includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented. "Computational Materials" has the meaning assigned to it in the May 17, 1994 letter of Brown & Wood on behalf of Kidder, Peabody & Co., Inc. (which letter, and the SEC staff's response thereto, were publicly available May 20, 1994). "Series Term Sheet" has the meaning assigned to it in the April 4, 1996 letter of Latham & Watkins on behalf of Greenwood Trust Company (which letter, and the SEC staff's response thereto, were publicly available April 5, 1996).

              Section 6. Conditions of Underwriters' Obligations. Except as otherwise provided in the applicable Terms Agreement, the obligations of the Underwriters to purchase and pay for the Securities pursuant to any such Terms Agreement are subject to the accuracy of the representations and warranties of the Company and Holdings contained herein at and as of the date hereof, the date of the Terms Agreement and the applicable Closing Date, or contained in certificates of any officer of the Company or Holdings delivered pursuant to the provisions hereof, to the performance by the Partners First Entities of each of their obligations hereunder and to the following further conditions:

                           (a) At the applicable Closing Date, no stop order suspending the effectiveness of the Registration Statement and the Additional Registration Statement (if applicable) shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or to the knowledge of any of the Partners First Entities, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

                           (b) At the applicable Closing Date, you shall have received a signed opinion of Morgan, Lewis & Bockius LLP, counsel for Holdings, dated as of the Closing Date, together with signed or reproduced copies for each of the other Underwriters, in form and substance satisfactory to you and counsel for the Underwriters, with respect to general corporate matters.

                           (c) At the applicable Closing Date, the
         Underwriters shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, one or more opinions, in form and substance satisfactory to you and counsel for the Underwriters, each dated the Closing Date, with respect to the validity of the Securities, the Initial Registration Statement, the Additional Registration Statement (if any), the Final Prospectus, certain matters of the Uniform Commercial Code as adopted in the State of Delaware and such other related matters as the Underwriters may reasonably require, and each of the Company and Holdings shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass on such matters.

                           (d) At the applicable Closing Date, you shall have received the favorable opinion of Orrick, Herrington & Sutcliffe LLP, counsel for the Underwriters, dated as of the Closing Date, with respect to such matters as you may require. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the Limited Liability Company Law of the State of Delaware and the federal law of the United States, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and Holdings and certificates of public officials.

                           (e) At the applicable Closing Date, you shall have received the favorable opinion of Emmett, Marvin & Martin, LLP, counsel for the Trustee, dated as of the Closing Date, together with signed or reproduced copies of such opinion for each of the other Underwriters, with respect to such matters as the Underwriters may require.

                           (f) At the applicable Closing Date, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs or business prospects of the Company or Holdings, whether or not arising in the ordinary course of business, and you shall have received separate certificates of an authorized officer of the Company and Holdings, dated as of such Closing Date, to the effect that (i) there has been no such material adverse change,
         (ii) the representations and warranties of the Company or Holdings, as applicable, contained in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of such Closing Date, (iii) the Company or Holdings, as applicable, has complied with all agreements and satisfied all conditions on its part to be complied with or satisfied at or prior to such Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best knowledge of such person, no proceedings for that purpose have been initiated or threatened by the Commission.

                           (g) At the date of the Final Prospectus and at the applicable Closing Date, Ernst & Young, L.L.P. (or such other independent public accountants as shall be named in the applicable Terms Agreement), certified independent public accountants for the Partners First Entities, shall have furnished to the Underwriters a letter or letters, dated respectively as of the date of the Final Prospectus and as of the Closing Date, confirming that they are certified independent public accountants within the meaning of the 1933 Act and the 1934 Act and the respective applicable published rules and regulations thereunder, and substantially in the form heretofore agreed and otherwise in form and in substance satisfactory to the Representative and counsel for the Underwriters.

                           (h) Subsequent to the date of the Terms
         Agreement relating to such Securities, none of the following shall have occurred: (i) a material adverse change in the financial markets in the United States or the United States shall have become engaged in the outbreak or escalation of hostilities involving the United States or there has been a declaration by the United States of a national emergency or a declaration of war,
         (ii) a banking moratorium shall have been declared by either Federal or New York State authorities, or (iii) trading in any securities of the Partners First Entities shall have been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices shall have been required, by such exchange or by order of the Commission or by any other governmental authority, any of which events, in your reasonable judgment, renders it inadvisable to proceed with the public offering or the delivery of the Securities.

                           (i) The Underwriters shall have received evidence satisfactory to them that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the State of Delaware, reflecting the interest of the Trustee in the Receivables and the proceeds thereof.

                           (j) The Underwriters shall have received evidence satisfactory to them that the Securities shall be rated in accordance with the applicable Terms Agreements by the Rating Agency and subsequent to the date of the applicable Terms Agreement there shall not have occurred a downgrading in the rating assigned to the Securities or any other securities issued by the Company by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of such other securities.

                           (k) Each other condition, if any, specified in the applicable Terms Agreement to the obligation of the Underwriters to purchase and pay for the Securities shall have been satisfied.

                           If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by you by notice to the Company at any time on or prior to the applicable Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 7, 8 and 9 shall remain in effect.

              Section 7. Indemnification. (a) The Company and Holdings each agree to jointly and severally indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement as originally filed (or any amendment thereto) and all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, or any preliminary prospectus supplement, or the Final Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company or Holdings; and

          (iii) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel chosen by the indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that (A) this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or Holdings by any Underwriter through you expressly for use in any Registration Statement as originally filed (or any amendment thereto) or any preliminary prospectus, or any preliminary prospectus supplement, or the Final Prospectus (or any amendment or supplement thereto) and (B) such indemnity with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter (or any person controlling any of the Underwriters) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if the Company or Holdings, as applicable, shall sustain the burden of proving (I) such person did not receive a copy of the Final Prospectus (or the Final Prospectus as supplemented, excluding, in either case, documents incorporated therein by reference) at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the 1933 Act and (II) that the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Final Prospectus (or the Final Prospectus as supplemented). This indemnity agreement will be in addition to any liability which the Company or Holdings may otherwise have.

                  (b) Each Underwriter severally agrees to indemnify and hold harmless the Company and Holdings, their respective directors, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company or Holdings within the meaning of
Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Registration Statement as originally filed (or any amendment thereto) or any preliminary prospectus, or any preliminary prospectus supplement or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or Holdings by such Underwriter through you expressly for use in any Registration Statement as originally filed (or any amendment thereto) or any preliminary prospectus, or any preliminary prospectus supplement or the Final Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

                  (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel and counsel to the indemnifying parties) for all indemnified parties in connection with any one action or similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent
(i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

              Section 8. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and Holdings on the one hand and the Underwriters on the other shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company or Holdings on the one hand and one or more of the Underwriters on the other, as incurred, in such proportions that (a) the Underwriters are responsible for that portion represented by the percentage that results from dividing the underwriting discount applicable to the Securities by the net proceeds of the offering of the Securities (before deducting expenses) received by the Company and (b) the Company and Holdings are responsible for the balance; provided, however, that (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder and under the applicable Terms Agreement and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company, Holdings and the Underwriters each agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of each of the Company and Holdings, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or Holdings within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company and Holdings, respectively. The Underwriters respective obligations to contribute pursuant to this Section 8 are several in proportion to the amount of Securities set opposite their respective names in Schedule I to the applicable Terms Agreement.

              Section 9. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company, Holdings, the Underwriters and their respective officers set forth in or made pursuant to this Agreement and any Terms Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, Holdings or any Underwriter or controlling person and shall survive delivery of any payment for the Securities. The provisions of Sections 4, 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

              Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters participating in an offering of Securities shall fail at the applicable Closing Date to purchase the Securities which it or they are obligated to purchase hereunder and under the applicable Terms Agreement (the "Default Securities"), you shall have the right, within 36 hours thereafter, to purchase all, but not less than all, of the Default Securities in such amounts as may be agreed upon and upon the terms herein set forth; if however, you have not completed such arrangements within such 36 hour period, then:

                           (a) if the amount of Default Securities does not exceed 10% of the amount of Securities to be purchased pursuant to such Terms Agreement, the nondefaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations bear to the underwriting obligations of all nondefaulting Underwriters, or

                           (b) if the amount of Default Securities exceeds 10% of the amount of Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without liability on the part of any nondefaulting Underwriter.

              No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement and the applicable Terms Agreement.

              In the event of any such default that does not result in the termination of the applicable Terms Agreement, either you or the Company shall have the right to postpone the applicable Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

              Section 11. Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to you at the address set forth on the first page hereof, or in respect of any Terms Agreement, to such other person and place as may be specified therein; notices to the Company shall be directed to it at Partners First Receivables Funding, LLC, 900 Elkridge Landing Road, Suite 301, Linthicum, Maryland 21090; notices to Holdings shall be directed to it at Partners First Holdings LLC, 900 Elkridge Landing Road, Suite 300, Linthicum, Maryland 21090.

              Section 12. Parties. This Agreement herein set forth and any Terms Agreement is made solely for the benefit of any Underwriter which becomes a party to a Terms Agreement, the Company, Holdings and, to the extent expressed, any person controlling the Company or Holdings or any such Underwriter, and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and, subject to the provisions of
Section 10, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of the Securities, as such purchaser, from any Underwriter. All of the obligations of any Underwriters hereunder and under any Terms Agreement are several and not joint.

              Section 13. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICTS OF LAW PROVISIONS THEREOF. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

              Section 14. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

              If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, Holdings and each Underwriter in accordance with its terms.


                             Very truly yours,

                             PARTNERS FIRST HOLDINGS, LLC


                             By: /s/  Terence F. Browne
                                 _____________________________
                             Name:  Terence F. Browne
                             Title: Secretary


                             PARTNERS FIRST RECEIVABLES FUNDING, LLC


                             By:  /s/  Mark J. Norwicz
                                 _______________________________
                             Name:  Mark J. Norwicz
                             Title: Treasurer


Confirmed and accepted as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED


By:  /s/  Robert M. DiOrio
     ________________________
Name:  Robert M. DiOrio
Title: Director

For themselves and the other several Underwriters named in Schedule I to the applicable Terms Agreement



                                                                  EXHIBIT A

                  PARTNERS FIRST CREDIT CARD MASTER TRUST

      $_____________ CLASS __ SERIES ____-___ ASSET BACKED SECURITIES


                              TERMS AGREEMENT

                                                    Dated: __________, ____

To:      Partners First Holdings, LLC
         900 Elkridge Landing Road
         Suite 300
         Linthicum, Maryland  21090

         Partners First Receivables Funding, LLC
         900 Elkridge Landing Road
         Suite 301
         Linthicum, Maryland  21090

Re:      Underwriting Agreement dated June 22, 1998

Ladies and Gentlemen:

              We (the "Representative") understand that Partners First Receivables Funding, LLC, a Delaware limited liability company (the "Company"), proposes to cause $____________ of Class __ Series ____-__ Asset Backed Securities (the "Securities") to be issued by Partners First Credit Card Master Trust. This Terms Agreement (this "Agreement") is a "Terms Agreement" within the meaning of the Underwriting Agreement dated June 22, 1998 (the "Underwriting Agreement"), among you and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative, which is hereby incorporated by reference herein. Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the Securities.


Underwriters: The Underwriters named on Schedule I attached hereto are the "Underwriters" for the purpose of this Agreement and for the purposes of the above referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein and made a part hereof.


Terms of the Securities:

            Initial Invested      Interest Rate          Price to
Class       Amount                or Formula             Public(1)
-----       -----------------     -------------          -----------

            $                      %                     ---------%


  -----------------
  (1)  Plus accrued interest at the applicable rate from ____ __, ____.


Distribution Dates:

Security Ratings:

____ by [Standard & Poor's]
____ by [Fitch IBCA, Inc.]
____ by [Moody's Investors Service, Inc.]
____ by [Duff & Phelps Credit Rating Company]

Credit Enhancement:

Trustee:  The Bank of New York

Pooling and Servicing Agreement: Amended and Restated Pooling and Servicing Agreement, dated as of [June 26, 1998], among Partners First Receivables Funding, LLC, as Transferor, Partners First Holdings, LLC, as Servicer, and The Bank of New York, as Trustee.

Supplement: Series ____-__ Supplement, dated as of ________, ____, among Partners First Receivables Funding, LLC, as Transferor, Partners First Holdings, LLC, as Servicer, and The Bank of New York, as Trustee.

Purchase Price: The purchase price payable by the Underwriters for the Securities covered by this Agreement will be the following percentage of the initial invested amounts to be issued:

                  Per Security: __________%

Registration Statement:  Registration Nos. ___________ and ____________

Underwriting Commissions, Concessions and Discounts: The Underwriters' discount, the concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the initial invested amount of the Securities, shall be as follows:

           Underwriting          Selling
           Discount              Concessions         Reallowance

           -----%                -----%               -----%

           -----%                -----%               -----%


Closing Date:  __________, _____, ____ a.m./p.m., New York City time

Location of Closing: Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third
                     Avenue, New York, New York 10022

Payment for the Securities: Wire transfer of same day funds

Blue Sky Fees: Up to $__________

Opinion Modifications:

Other Securities Being Offered Concurrently:

Other Conditions to Closing Under Section 6(k):

Currency:

Redemption Provisions:

Listing Requirement:

Reimbursement of Expenses:

Other Terms and Conditions:



              THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

              If the foregoing is in accordance with your understanding of the agreement among the Underwriters, the Company and Holdings, please sign and return to the undersigned a counterpart hereof, whereupon this instrument, along with all counterparts and together with the Underwriting Agreement, shall be a binding agreement among the Underwriters named herein, the Company and Holdings in accordance with its terms and the terms of the Underwriting Agreement.


                             Very truly yours,

                             MERRILL LYNCH, PIERCE, FENNER & SMITH
                                     INCORPORATED


                             By:
                                -------------------------------------
                             Acting on behalf of themselves and the
                             other named Underwriters


Confirmed and accepted as of the
date first above written:

PARTNERS FIRST HOLDINGS, LLC


By: ________________________________________
Name:
Title:

PARTNERS FIRST RECEIVABLES FUNDING, LLC


By: ________________________________________
Name:
Title:



                                 SCHEDULE I

                                UNDERWRITERS


              $______________ Initial Invested Amount of Class __ Series ____-__ Asset Backed Securities


Underwriters                         Initial Invested Amount of Securities


                                                                     $




                     TOTAL                                           $



                                                                  EXHIBIT B

                           Collateral Term Sheets





                                                                  EXHIBIT C

             Structural Term Sheets and Computational Materials



                                                                  EXHIBIT D

                             Series Term Sheets